SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.

The undersigned acknowledge(s) receipt of the Proxy Statement of Scottish Annuity & Life Holdings, Ltd. (the “Company”) relating to the Extraordinary General Meeting of Shareholders (the “Extraordinary General Meeting”) and hereby constitute(s) and appoint(s) Michael C. French and Scott E. Willkomm and each of them as proxies of the undersigned, with full power of substitution to each and with all the powers the undersigned would possess if personally present, to vote for and in the name and place of the undersigned all ordinary shares of the Company standing in the name of the undersigned, at the Extraordinary General Meeting to be held on December 14, 2001, commencing at 11:00 a.m. Bermuda time, at the Fairmount Hamilton Princess, 76 Pitts Bay Road, Pembroke, Bermuda, or any adjournment or postponement thereof, upon the matters referred to in the Proxy Statement for the Extraordinary General Meeting as stated below and on the reverse side. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the Extraordinary General Meeting or any adjournment or postponement thereof. A majority of said attorneys and proxies present and acting at the Extraordinary General Meeting (or if only one shall be present and act, then that one) shall have, and may exercise, all the powers of all said attorneys and proxies hereunder.

This proxy is being solicited on behalf of the Board of Directors of Scottish Annuity & Life Holdings, Ltd. Unless otherwise specified below or on the reverse side, this proxy will be voted “FOR” the Share Purchase Agreement and related transactions, “FOR” the amendments to the Memorandum of Association, “FOR” the amendments to the Articles of Association, and “FOR” the 2001 Stock Option Plan. Discretionary authority is hereby conferred as to all other matters that may come before the Extraordinary General Meeting.

Regardless of whether you plan to attend the Extraordinary General Meeting of Shareholders, you can be sure your ordinary shares are represented at the Extraordinary General Meeting by promptly returning your proxy in the enclosed envelope.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 through 4.

Please date and sign on reverse side and return in the enclosed postage-paid envelope.

SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.
1.	APPROVAL OF THE SHARE PURCHASE AGREEMENT and related transactions.
FOR
AGAINST
ABSTAIN
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☐
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2.	APPROVAL OF THE AMENDMENTS to the Memorandum of Association.
FOR
AGAINST
ABSTAIN
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☐
☐

FOR
AGAINST
ABSTAIN
3.	APPROVAL OF THE AMENDMENTS to the Articles of Association.
☐
☐
☐

4.	APPROVAL OF THE 2001 Stock Option Plan.

FOR
AGAINST
ABSTAIN
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☐
☐

This Proxy when executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted “FOR” the Share Purchase Agreement and related transactions, “FOR” the amendments to the Memorandum of Association, “FOR” the amendments to the Articles of Association, and “FOR” the 2001 Stock Option Plan.

☐    MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

IMPORTANT: Whether or not you expect to attend the Extraordinary General Meeting in person, please date, sign and return this proxy. Please sign exactly as your name appears hereon, joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Da	te:

Sig	nature

Da	te:

Sig	nature

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.